EXHIBIT 10.20



                         MORTGAGE, ASSIGNMENT, SECURITY
                        AGREEMENT AND FINANCING STATEMENT

                                      FROM

                        CALPINE CORPORATION, as Mortgagor

                          (Taxpayer I.D. No.77-0212977)

                                       TO

                            THE BANK OF NOVA SCOTIA,
                            for itself and as Agent,
                                  as Mortgagee

                         (Taxpayer I.D. No. 13-494-1099)

                             Dated as of May 1, 2002

--------------------------------------------------------------------------------

"THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES."

"THIS FINANCING STATEMENT COVERS AS-EXTRACTED COLLATERAL WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO."

"THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE IMMOVABLE PROPERTY CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO."

"SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS TO BE AFFIXED TO THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO AND THIS FINANCING STATEMENT IS TO BE FILED AS A FIXTURE FILING AS DEFINED IN LA. REV. STAT. SECTION 10:9-102(a)(40)."

THIS INSTRUMENT WAS PREPARED BY:

Kevin L. Shaw, Esq.
Mayer, Brown, Rowe & Maw
700 Louisiana Street, 36th Floor
Houston, TX  77002

MORTGAGE, ASSIGNMENT,                  *     UNITED STATES OF AMERICA
SECURITY AGREEMENT
AND FINANCING STATEMENT                *     STATE OF CALIFORNIA

                          BY           *     COUNTY OF SANTA CLARA

CALPINE CORPORATION,                   *
a Delaware corporation                       STATE OF CALIFORNIA
in Favor of                            *
THE BANK OF NOVA SCOTIA,                     COUNTY OF SAN FRANCISCO
a Canadian chartered bank              *

*  *  *  *  *  *  *  *  *  *  *  *  *  *



          BE IT KNOWN, that on this 2nd day of May, 2002, before me, the undersigned Notary Public duly commissioned and qualified in and for the State and County first written above, and in the presence of the undersigned witnesses personally came and appeared:

CALPINE CORPORATION, a Delaware corporation having a mailing address of 1000 Louisiana Street, Suite 800, Houston TX 77002, and a federal taxpayer identification number of 77-0212977, appearing herein through Robert D. Kelly, its Executive Vice President, duly authorized by resolutions of the Board of Directors of said corporation, a certified copy of which is attached hereto as Exhibit B (herein called the "Mortgagor" or the "Borrower"), who declared that Mortgagor does by these presents declare and acknowledge an indebtedness unto Scotiabank (as hereinafter defined)




          BE IT KNOWN, that on this 1ST day of May, 2002, before me, the undersigned Notary Public duly commissioned and qualified in and for the State and County second written above, and in the presence of the undersigned witnesses personally came and appeared:

     THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), having a mailing address of 580 California Street, Suite 2100, San Francisco, CA 94119, and a federal taxpayer identification number of 13-494-1099, appearing herein through its undersigned representative, duly authorized hereunto

(herein called the "Agent"), here present who accepts this instrument.

Borrower and Agent declare as follows:



                                    RECITALS

Borrower, certain institutional lenders (individually, a "2002 Lender" and collectively, the "2002 Lenders") and Scotiabank have entered into a Credit Agreement, dated as of March 8, 2002 (herein, as the same may be amended, modified or supplemented from time to time, called the "2002 Loan Agreement"), pursuant to which the 2002 Lenders have agreed to make loans to Borrower and issue or cause to be issued letters of credit for the benefit of Borrower (individually, a "2002 Letter of Credit" and collectively, the "2002 Letters of Credit") in amounts not to exceed at any one time outstanding $1,600,000,000, and Borrower, to evidence its indebtedness to the 2002 Lenders under the 2002 Loan Agreement, has executed and delivered (or will execute and deliver) to the 2002 Lenders its secured promissory notes in the aggregate, original principal amount of $1,600,000,000, to mature not later than May 24, 2003 (individually, a "2002 Loan Note" and collectively, the "2002 Loan Notes"), the 2002 Loan Notes being payable to the order of the 2002 Lenders, bearing interest as provided for therein, and containing provisions for payment of attorneys' fees and acceleration of maturity in the event of default, as therein set forth.

Borrower, certain institutional lenders (individually, an "Existing Lender" and collectively, the "Existing Lenders"; and together with the 2002 Lenders, the "Lenders") and Scotiabank have entered into a Second Amended and Restated Credit Agreement dated as of May 23, 2000 (herein, as the same may be amended, modified, or supplemented from time to time, called the "Existing Credit Agreement") pursuant to which the Existing Lenders have agreed to make loans to Borrower and issue or cause to be issued any letters of credit for the benefit of Borrower (individually, an "Existing Letter of Credit" and collectively, the "Existing Letters of Credit") in amounts not to exceed at any one time $400,000,000, and Borrower, to evidence its indebtedness to the Existing Lenders under the Existing Credit Agreement, has executed and delivered to the Existing Lenders its secured promissory notes to mature not later than May 24, 2003 (individually, an "Existing Loan Note" and collectively, the "Existing Loan Notes"), the Existing Loan Notes being payable to the order of the Existing Lenders, bearing interest as provided for therein, and containing provisions for payment of attorneys' fees and acceleration of maturity in the event of default, as therein set forth. The 2002 Loan Agreement and the Existing Credit Agreement are herein collectively called the "Credit Agreements." The 2002 Loan Notes and the Existing Loan Notes are herein individually called a "Loan Note" and collectively called the "Loan Notes". The 2002 Letters of Credit and the Existing Letters of Credit are herein individually called a "Letter of Credit" and collectively called the "Letters of Credit".

It is a condition precedent to the obligation of the Lenders to make Loans under the Credit Agreements, to issue or cause to be issued Letters of Credit under the Credit Agreements and to the obligations of the Agent, the Lenders or the Lender Parties (as the case may be), that the Mortgagor executes and delivers this instrument.

For all purposes of this instrument, unless the context otherwise requires:

          A. "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan (as defined in the Credit Agreements)). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          B. "Agent" is defined in the Preamble of this instrument.

          C. "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

          D. "Borrower" is defined in the Preamble of this instrument.

          E. "Credit Agreements" is defined in Recital 2 to this instrument.

          F. "Deed of Trust" means each mortgage, deed of trust, or other real property collateral security instrument in a form reasonably satisfactory to the Agent, executed and delivered pursuant to Section 8.1.8 of the 2002 Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, including, without limitation, this instrument.

          G. "Environmental Laws" shall mean any and all present and future United States federal, state and local laws or regulations, codes, plans, orders, decrees, judgments, injunctions and lawfully imposed requirements issued, promulgated or entered thereunder relating to pollution or protection of the environment, including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          H. "Existing Assignment Agreement" means that certain Assignment and Security Agreement executed and delivered by Calpine Gilroy Cogen, L.P., a California limited partnership, pursuant to Section 6.1.3 of the Existing Credit Agreement, substantially in the form of Exhibit F to the Existing
     Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

          I. "Existing Credit Agreement" is defined in Recital 2 to this instrument.

          J. "Existing Lenders" is defined in Recital 2 to this instrument.

          K. "Existing Letters of Credit" is defined in Recital 2 to this instrument.

          L. "Existing Loan Documents" means the Existing Credit Agreement, the Existing Loan Notes, the Existing Assignment Agreement, and each other relevant agreement, document or instrument (including the fee letter described in Section 3.3.2 of the Existing Credit Agreement) delivered in connection therewith.

          M. "Existing Loan Notes" is defined in Recital 2 to this instrument.

          N. "Fee Letter"  means the fee letter  agreement  described in Section
     3.3.2 of the 2002 Credit Agreement.

          O. "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

          P. "Guaranty" means the guaranty executed and delivered by the Guarantors pursuant to Section 6.1.3 of the 2002 Credit Agreement, substantially in the form of Exhibit H thereto, as amended, supplemented or otherwise modified from time to time.

          Q. "Hazardous Materials Indemnity" means that certain hazardous materials indemnity executed and delivered by the Borrower pursuant to
     Section 8.1.8 of the 2002 Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

          R. "Hedging Agreements" means: (a) interest rate swap agreements, basis swap agreements, interest rate cap agreements, forward rate agreements, interest rate floor agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and (b) forward contracts, options, futures contracts, futures options, commodity swaps, commodity options, commodity collars, commodity caps, commodity floors and all other agreements or arrangements designed to protect such Person against fluctuations in the price of commodities.

          S. "Hedging Obligations" means with respect to any Person, all liabilities (including without limitation obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

          T. "Hydrocarbons" means collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

          U. "Indebtedness", "Note" and "Notes" shall have the respective meanings set forth in Section 1.2 hereof.

          V.  "Indemnification   Claim"  is  defined  in  Section  3.6  of  this
     instrument.

          W. "Indemnified Person" means Agent and each of the Lender Parties, and their respective employees, affiliates, agents and attorneys, and any other Person to be indemnified under this instrument.

          X. "Joint Operating Agreements" shall mean, with respect to the lands described in Exhibit A, the respective operating agreement burdening the lands described in Exhibit A.

          Y. "lands described in Exhibit A" shall include the real property or other interest in any lands which are either described in Exhibit A attached hereto or the description of which is incorporated in Exhibit A by reference to an instrument or document containing in, or referring to, such a description, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference and Fixtures and all rights, titles and interests appurtenant thereto. References to Exhibit A shall include, where applicable, Exhibit A-1 as well.

          Z. "Leases" means any and all leases (including without limitation oil and gas leases and oil, gas and other minerals leases), surface leases or easements, subleases, licenses, concessions, operating rights or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to explore, use, lease, license, possess, produce, process, store and transport Hydrocarbons from, operate from, or otherwise enjoy, the Mortgaged Property, together with all amendments, modifications, extensions and renewals thereof.

          AA.  "Legal  Requirements"  means (i) any and all  present  and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Mortgagor, or the Mortgaged Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) the Mortgagor's presently or subsequently effective Organic Documents, (iii) any and all Leases, (iv) any and all leases and other contracts (written or oral) of any nature to which the Mortgagor, or the Mortgaged Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Mortgaged Property.

          BB. "Lender Party" or "Lender Parties" means, as the context may require, the Agent, any Lender and any Affiliate of any Lender that is an issuer under a letter of credit, and each of their respective successors, transferees and assigns.

          CC. "Loan Documents" means the Existing Loan Documents and the 2002 Loan Documents.

          DD. "Loan Note" is defined in Recital 2 to this instrument.

          EE. "Maximum Lawful Rate" means the maximum nonusurious rate of interest that may be received, charged or contracted for under Applicable Law from time to time in effect.

          FF. "Mortgaged Property" shall mean the properties, rights and interests hereinafter described and defined as the Mortgaged Property.

          GG. "Obligations" means any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by the Mortgagor or others to the Agent, the Lender Parties or others as set forth in the Credit Agreements or other Loan Documents.

          HH. "oil and gas leases" shall include oil, gas and mineral leases, subleases and assignments thereof, operating rights, servitudes, and shall also include subleases and assignments of operating rights.

          II. "Operating Equipment" shall mean all surface or subsurface machinery, goods, equipment, fixtures, movable property attached to immovable property and other movable property, inventory, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A which are useful for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons (together with all accessions, additions and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, steam generators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, supervisory control and data acquisition systems, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, boats, loading docks, loading racks and shipping facilities.

          JJ.  "Organic   Documents"   means  the  Articles  of   Incorporation,
     Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

          KK. "Permits" means all authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements issued by or entered into with any Governmental Authority now or hereafter required for all stages of exploration, developing, operating, and plugging and abandoning oil and gas wells (including, without limitation, those shown on Exhibit A) on all or any part of the lands described in Exhibit A (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the lands described in Exhibit A).

          LL. "Permitted Encumbrances" means the outstanding liens, easements, building lines, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters (if any) as reflected on Exhibit C attached hereto and the lien and security interests created by the Security Documents.

          MM. "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          NN. "Personalty" means all of the right, title and interest of the Mortgagor now owned or hereafter acquired in and to all furniture, furnishings, Equipment, machinery, Goods, General Intangibles, money, Accounts, receivables, Contract Rights, Inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Mortgagor with any Governmental Authority, agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Fixtures) of any kind or character as defined in and subject to the provisions of Article 9 of the Uniform Commercial Code, now or hereafter located upon, within or about, or used in connection with, the lands described in Exhibit A, together with all accessories, replacements and substitutions thereto or therefor and the Proceeds thereof.

          OO. "Pledge Agreements" means the pledge agreements executed and delivered pursuant to Section 6.1.4 of the 2002 Credit Agreement, as such agreements may be amended, supplemented, restated or otherwise modified from time to time, which will be in substantially the form of Exhibit I thereto.

          PP. "Production Sale Contracts" shall mean contracts now in effect, or hereafter entered into by the Mortgagor, or entered into by the Mortgagor's predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A attached hereto and made a part hereof.

          QQ. "Rents and Revenues" means all of the rents, revenues, income, proceeds, profits and other benefits paid or payable by parties to the Leases other than the Mortgagor for using, leasing, licensing, possessing, operating, selling or otherwise enjoying the Mortgaged Property, including the proceeds from the sale of Hydrocarbons.

          RR. "Security Documents" means the Notes, this instrument, the financing statements and any and all other instruments now or hereafter executed by the Mortgagor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations, as any of the foregoing may be amended, renewed or extended. Notwithstanding that the definition of Security Documents and various of the components thereof include documents that may be amended, renewed or extended, such definition shall in no way be construed to suggest that any party has agreed (or is obligated) to amend, renew or extend them.

          SS. "2002 Assignment Agreement" means that certain Assignment and Security Agreement executed and delivered by Calpine Gilroy Cogen, L.P., a California limited partnership, pursuant to Section 6.1.8 of the 2002 Credit Agreement, substantially in the form of Exhibit K hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

          TT. "2002 Loan Agreement" is defined in Recital 1 to this instrument.

          UU. "2002 Lenders" is defined in Recital 1 to this instrument.

          VV. "2002 Letters of Credit" is defined in Recital 1 to this instrument.

          WW. "2002 Loan Documents" means the 2002 Credit Agreement, the 2002 Loan Notes, the Pledge Agreements, the Guaranty, the Deeds of Trust, the 2002 Assignment Agreement, the Hazardous Materials Indemnity, the Fee Letter, and each other relevant agreement, document or instrument delivered in connection therewith.

          XX. "2002 Loan Notes" is defined in Recital 1 to this instrument.

          YY. "Taxes" means all real property and personal property taxes, production taxes, assessments, permit fees, water, gas, sewer, electricity and other utility rates and charges, charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be charged, assessed, levied or imposed upon the Mortgaged Property or the Rents and Revenues or the ownership, use, occupancy or enjoyment thereof.

          ZZ. "Transportation Agreements" shall mean any contracts or agreements entered into from time to time by the Mortgagor, or entered into by the Mortgagor's predecessors in interest, relating to the transportation of Hydrocarbons, as any such agreement or contract may be amended, supplemented, restated or otherwise modified from time to time.

          AAA. "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Louisiana (Louisiana Commercial Laws - Louisiana Revised Statutes Title 10) or any other applicable state, and the terms "Accounts", "Account Debtor", "As Extracted Collateral", "Deposit Account", "Chattel Paper", "Documents", "General Intangibles", "Goods", "Equipment", "Fixtures", "Inventory", "Instruments", and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

          BBB. "Water Rights" shall mean (including without limitation those described in Exhibit A hereto) all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, water court application, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the lands described in Exhibit A, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, measuring devices, pipes, pipelines, and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store, or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

                                      GRANT

     NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and as security for the Indebtedness as described below, by these presents does specially mortgage, collaterally assign, pledge, affect and hypothecate, unto and in favor of the Agent, individually and as agent for the Lender Parties, all the Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of Equipment, General Intangibles, Accounts, Deposit Accounts, As Extracted Collateral, Contract Rights, Inventory, Fixtures, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests), the Mortgagor hereby grants to the Agent, individually and as agent for the Lender Parties, a continuing security interest therein; namely:

          (a) the lands described in Exhibit A, and Leases, fee, mineral, overriding royalty, royalty and other interests which are described in Exhibit A,

          (b) the presently existing and (subject to the terms of Section 6.1 hereof) hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any Governmental Authority having jurisdiction) which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,

          (c) the Hydrocarbons which are in, under, upon, produced or to be produced from, or which are attributed or allocated to, the lands described in Exhibit A,

          (d) the Permits,

          (e) the Production Sale Contracts,

          (f) the Joint Operating Agreements,

          (g) the Transportation Agreements,

          (h) the Hedging Agreements,

          (i) the Leases,

          (j) the Personalty,

          (k) the Rents and Revenues,

          (l) the Operating Equipment,

          (m) the Water Rights, and

          (n) without duplication of any other provision of this granting clause, all of the Mortgagor's now owned or hereafter arising or acquired Equipment, Fixtures and other Goods necessary or used in connection with, and Inventory, Accounts, As Extracted Collateral, Deposit Accounts, General Intangibles,

     Contract Rights, Chattel Paper, Electronic Chattel Paper, Documents, Instruments, and Proceeds arising from, or relating to, the properties and lands described in Exhibit A (including Exhibit A-1), together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, contracts, contract rights, "take-or-pay" settlements, buy-outs or buy-downs, gas balancing claims, options, nominee agreements, unitization and pooling agreements, operating agreements and unit operating agreements, processing agreements, salt water disposal agreements, farmin agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, Hedging Agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, accounting records, rights-of-way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy leases, privileges, development rights, condemnation awards, claims against third parties, general intangibles, rents, royalties, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through
     (n), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other properties, rights and interests) which the Mortgagor might at any time have or be entitled to, but excluding any data or contracts with respect to which mortgaging or granting of a lien or a security interest is prohibited by existing third party agreements, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this instrument by means of supplements hereto, being hereinafter called the "Mortgaged Property."

     Subject, however, to (i) Permitted Encumbrances (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A and which are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A), (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.5 hereof, and (iii) the condition that neither the Agent nor any of the other Lender Parties shall be liable in any respect for the performance of any covenant or obligation (including without limitation measures required to comply with Environmental Laws) of the Mortgagor in respect of the Mortgaged Property.

     The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of the Agent for itself and as agent for the Lender Parties to secure the payment of the Indebtedness (including the performance of the obligations of the Mortgagor herein contained) until the full and final payment or discharge of the Indebtedness, and the Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

     The Mortgagor, in consideration of the premises and to induce the Agent and the Lender Parties, as the case may be, to make the Loans and issue the Letters of Credit, hereby covenants and agrees with the Agent, for itself and as agent for the Lender Parties, as follows:

                                   ARTICLE I

                              Indebtedness Secured
                              --------------------

     1.1 Items of Indebtedness Secured. The following items of indebtedness are secured hereby:

          (a) The Loan Notes (including future advances to be made thereunder by the Agent or the Lenders), the Letter of Credit Outstandings (as defined in the Credit Agreements) and all other obligations and liabilities of the Mortgagor under the Credit Agreements;

          (b) All indebtedness and future advances evidenced by any promissory notes evidencing any additional loans which the Agent or the Lenders may from time to time make to the Mortgagor, if any, the Agent and the Lenders not being obligated, however, to make such additional loans;

          (c) Any sums advanced or expenses or costs incurred by the Agent or the Lender Parties, or by any keeper or receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

          (d) Any and all other indebtedness of the Mortgagor or any Affiliate of the Mortgagor to the Agent or any Lender Party now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, including without limitation, all Letters of Credit; and

          (e) Any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (a) through (d) above, whether or not the Mortgagor executes any extension agreement or renewal instruments. The indebtedness secured hereby further continues with respect to any new obligation arising from any novation (subjective or objective) of the foregoing indebtedness as permitted by Louisiana Civil Code Article 1884. Pursuant to Louisiana Revised Statutes 9:5390, this instrument shall automatically secure payment of any renewal or refinancing note or notes delivered in substitution for or exchange of the note or notes then secured by this instrument evidencing any part of the Indebtedness.

     1.2 Indebtedness and the Notes Defined. All the above items of indebtedness are hereinafter collectively referred to as the "Indebtedness." Any promissory note evidencing any part of the Indebtedness, including, without limitation, any of the Loan Notes, is hereinafter referred to as a "Note," and all such promissory notes are hereinafter referred to collectively as the "Notes."

     1.3 Maximum Amount. The maximum amount of the Indebtedness that may be outstanding at any time and from time to time that this instrument secures, including without limitation as a mortgage and as a collateral assignment, and including without limitation any expenses, advances or costs incurred by the Agent and all other amounts included within the Indebtedness, is Three Billion ($3,000,000,000.00) dollars.

     1.4 No Paraph. The Mortgagor and the Agent acknowledge that no Note or other evidence of Indebtedness has been paraphed for identification with this instrument.

                                   ARTICLE II

                       Particular Covenants and Warranties
                       -----------------------------------
                                of the Mortgagor
                                ----------------

     2.1 Payment of the Indebtedness and Performance of Obligations. The Mortgagor will duly and punctually pay the Indebtedness, as and when called for in the Credit Agreements and the Security Documents and on or before the due dates thereof, and will timely perform and discharge all of the Obligations (including each and every obligation owing on account of the Notes), in full and on or before the dates same are to be performed and discharged.

     2.2 Certain Representations and Warranties. The Mortgagor represents and warrants (and with respect to those matters set forth in the following subsections (b) and (f), as to those portions of the Mortgaged Property that are operated by persons other than Mortgagor, Mortgagor makes such representation and warranty to the best of its knowledge) that

          (a) the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain,

          (b) all producing wells located on the lands described in Exhibit A (including Exhibit A-1) have been drilled, operated and produced in conformity with all Applicable Laws of all Governmental Authorities having jurisdiction, and are subject to no penalties on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A or lands pooled or unitized therewith,

          (c) the Mortgagor, to the extent of the interest specified in Exhibit A (including Exhibit A-1), has valid and indefeasible title to each property right or interest constituting the Mortgaged Property described in Exhibit A (including Exhibit A-1) and has a good and legal right to grant and convey the same to the Agent; such interest entitles Mortgagor to receive not less than the share of Hydrocarbons from such property indicated as its net revenue interest or "NRI" share of such Hydrocarbons, and obligates Mortgagor to pay for not more than the share of operating and other costs, liabilities and expenses associated with such property indicated as its working interest or "WI" share of such costs, liabilities and expenses,

          (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except for the Permitted Encumbrances or as permitted by the provisions of Section 2.4(e) hereof,

          (e) the Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a "take or pay" clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor,

          (f) the Mortgaged Property is currently being operated, maintained and developed, in all material respects, in accordance with all applicable currently existing Permits, Legal Requirements and all Applicable Laws (including, without limitation, Environmental Laws),

          (g) the cover page to this instrument lists the correct legal name of the Mortgagor and the Mortgagor has not been known by any legal name different from the one set forth on the cover page of this instrument, except as set forth on Schedule I to this instrument; the Mortgagor is not now and has not been known by any trade name, nor has the Mortgagor been the subject of any merger or other corporate reorganization,

          (h) the execution, delivery and performance by the Mortgagor of the Security Documents and the borrowing evidenced by the Notes, (i) are within the Mortgagor's corporate powers and have been duly authorized by the Mortgagor's

     Board of Directors,  shareholders and all other requisite corporate action,
     (ii) have received all (if any) requisite prior governmental approval and consent in order to be legally binding and enforceable in accordance with the terms thereof, and (iii) will not violate, be in conflict with, result in a breach or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Mortgagor's property or assets, except as contemplated by the provisions of the Security Documents. The Security Documents constitute the legal, valid and binding obligations of the Mortgagor and others obligated under the terms of the Security Documents, in accordance with their respective terms, and

          (i) there are no actions, suits or proceedings pending, or to the knowledge of the Mortgagor threatened, against or affecting the Mortgagor or the Mortgaged Property that could materially adversely affect the Mortgagor or the Mortgaged Property, or involving the validity or enforceability of this instrument or the priority of the liens and security interests created by the Security Documents, and no event has occurred (including specifically the Mortgagor's execution of the Security Documents and its consummation of the Loans described therein) which will violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a material default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Mortgagor's property other than the liens and security interests created by the Security Documents.

     2.3 Further Assurances. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Agent against every person whomsoever lawfully claiming the same or any part thereof, subject to Permitted Encumbrances, and Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Indebtedness remains unpaid. The Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as, in the opinion of the Agent, may be necessary or desirable to carry out more effectually the purposes of this instrument, including, without limiting the generality of the foregoing, (i) prompt correction of any defect which may hereafter be discovered in the title to the Mortgaged Property or in the execution and acknowledgment of this instrument, any Note, or any other document executed in connection herewith, and (ii) prompt execution and delivery of all notices to parties operating, purchasing or receiving proceeds of production of Hydrocarbons from the Mortgaged Property, and all division orders or transfer orders, any of which, in the opinion of the Agent, is needed in order to transfer effectually or to assist in transferring effectually to the Agent the assigned proceeds of production from the Mortgaged Property.

     2.4 Operation of the Mortgaged Property. So long as the Indebtedness or any part thereof remains unpaid, and whether or not the Mortgagor is the operator of any particular part of the Mortgaged Property, the Mortgagor shall, at the Mortgagor's own expense:

          (a) Do all things necessary to keep unimpaired the Mortgagor's rights in the Mortgaged Property and not, except in the ordinary course of business, abandon any well or forfeit, surrender or release any Lease capable of producing Hydrocarbons in paying quantities, without the prior written consent of the Agent;

          (b) Obtain and maintain all required Permits and cause the lands described in Exhibit A to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted industry practices, Joint Operating Agreements, and all Applicable Laws, excepting those being contested in good faith;

          (c) Duly pay and discharge, or cause to be paid and discharged, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property not later than the due date thereof, or the day any fine, penalty, interest or cost may be added thereto or imposed, or the day any lien may be filed, for the non-payment thereof (if such day is used to determine the due date of the respective item);

          (d) Cause the Operating Equipment to be kept in good and effective operating condition, ordinary wear and tear excepted, and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of Hydrocarbons from the lands described in Exhibit A, to be promptly made;

          (e) Not, without the prior written consent of the Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to all or any portion of the Mortgaged Property, the Leases or the Rents and Revenues other than (1) the Permitted Encumbrances, (2) Taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges or encumbrances, which, in the Agent's reasonable opinion, are not such as to interfere materially with the development, operation or value of the Mortgaged Property and not such as to affect materially title thereto, (4) those being contested by the Mortgagor in good faith in such manner as not to jeopardize the Agent's rights in and to the Mortgaged Property, (5) those liens permitted by each Section 8.2.3 of each of the Credit Agreements, and
     (6) those consented to in writing by the Agent;

          (f) Carry with financially sound and reputable insurance companies and in amounts satisfactory to the Agent the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which the Mortgagor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in the same general areas in which the Mortgaged Property is located, insurance in respect of the Operating Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of Rents and Revenues); provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name the Agent as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds will be payable to the Agent as its interest may appear, which proceeds are hereby assigned to the Agent, it being agreed by the Mortgagor that such payments shall be applied A) if there be no event of default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Mortgaged Property, or B) if there be an event of default existing, or which would exist but for due notice or lapse of time, or both, at the option of the Agent, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of the Agent shall not be terminated, reduced or affected in any manner regardless of any breach or violation by the Mortgagor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, endorsed, altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given the Agent thirty (30) days prior written notice thereof; and
     (iv) the Agent may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same. The Agent shall be furnished with a certificate evidencing such coverage in form and content acceptable to the Agent. All policies to be maintained under this instrument are to be issued on forms and by companies and with endorsements acceptable to the Agent. The Mortgagor shall maintain insurance in an amount sufficient to prevent the Mortgagor from becoming a co-insurer under any policy required hereunder. If the Mortgagor fails to maintain the level of insurance required under this instrument, then the Mortgagor shall and hereby agrees to indemnify the Agent to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

          (g) Furnish to the Agent as soon as possible and in any event within five (5) days after the occurrence from time to time of any change in the address of the Mortgagor's location (as described on the signature page hereto) or in the name of the Mortgagor, notice in writing of such change;

          (h) Not initiate or acquiesce in any change in any material zoning or other land use or Water Rights classification now or hereafter in effect and affecting the Mortgaged Property or any part thereof;

          (i) Notify the Agent in writing as soon as possible and in any event within five (5) days after it shall become aware of the occurrence of any event of default under Section 4.1 or any event which, with notice, the passage of time or both would be such an event of default;

          (j) Appear and defend, with counsel acceptable to the Agent in its reasonable discretion, and hold the Agent harmless from, any action, proceeding or claim affecting the Mortgaged Property or the rights and powers of the Agent under the Security Documents, and all costs and expenses incurred by the Agent in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by the Mortgagor; provided, that such defense: (1) shall be provided by a lawyer or law firm listed on a schedule delivered to and approved in writing by the Agent, from time to time (the "Approved Counsel List"), and
     (2) if the amount in controversy in such action, proceeding or claim is in excess of $2,500,000 in actual or compensatory damages and/or liquidated damages (or is reasonably believed to exceed such amount if the demand involves unliquidated damages), such law firm shall be approved by the Agent, in its reasonable discretion, for that particular action, proceeding or claim. As to actions, proceedings or claims involving a portion of the Mortgaged Property in which Mortgagor or a Subsidiary of Mortgagor is not the operator and with respect to which Mortgagor does not have a majority net revenue interest and/or working interest, Mortgagor may elect, in its reasonable judgment, to allow counsel for the operator to appear for, and defend Mortgagor in such matter, in which case, selection of counsel by the operator shall not be governed by this Section 2.4 (j); and further provided, that nothing herein shall restrict or limit the right of the Agent or the Lenders to select its or their own counsel to defend, at Mortgagor's cost and expense, any action proceeding or claim in which any of them are named as parties;

          (k) Subject to the Mortgagor's right to contest the same, promptly pay all Taxes legally imposed upon this instrument or upon the Mortgaged Property or upon the income and profits thereof, or upon the interest of the Agent or the other Lender Parties therein; provided that the Mortgagor shall not be liable for taxes accruing after a transfer of the Mortgaged Property following a foreclosure;

          (l) Comply with, conform to and obey, in all material respects, all present and future Legal Requirements and not use, maintain, operate, occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any present and future Legal Requirement, (b) may be dangerous unless safeguarded as required by Applicable Law, (c) constitutes a public or private nuisance or (d) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto; and

          (m) Not, without the prior written consent of the Agent, permit any of the Fixtures or Personalty to be removed at any time from the lands described in Exhibit A unless (i) the removed item is removed temporarily for maintenance and repair, (ii) if removed permanently, is replaced by an article of equal suitability and value, owned by the Mortgagor, free and clear of any lien or security interest except such as may be first approved in writing by the Agent or (iii) such Fixtures or Personalty are removed in connection with the plugging and abandoning of wells, or abandonment of other facilities, in each case as permitted by this Mortgage.

     2.5 Performance of Leases. The Mortgagor will: (a) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon it under each of the Leases; (b) not voluntarily terminate, cancel or waive its rights or the obligations of any other party under any of the Leases; (c) use all reasonable efforts to maintain each of the Leases in force and effect during the full term thereof; and (d) appear in and defend (or cause its operator to appear in and defend) any action or proceeding arising under or in any manner connected with any of the Leases or the representations, warranties, covenants and agreements of it or the other party or parties thereto.

     2.6 Recording, etc. The Mortgagor will promptly, and at the Mortgagor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien on and prior perfected security interest in real or personal property, as the case may be, and the rights and remedies of the Agent and of the other Lender Parties, and otherwise will do and observe all things or matters necessary or expedient to be done or observed by reason of any Applicable Law, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on and in the Mortgaged Property.

     2.7 Sale or Mortgage of the Mortgaged Property.  Except (a) as set forth in
Section 6.1 of this instrument; (b) as permitted by each Section 8.2.10 of each of the Credit Agreements; (c) for sales of severed Hydrocarbons in the ordinary course of the Mortgagor's business; (d) sales of or dispositions of surplus, obsolete or worn inventory or equipment; and (e) the lien and security interest created by this instrument, the Mortgagor will not sell, convey, mortgage, pledge, hypothecate, pool, unitize or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of the Mortgagor's right, title or interest therein, without first securing the written consent of the Agent; and the Mortgagor will not enter into any arrangement with any gas pipeline company or other consumer of Hydrocarbons regarding the Mortgaged Property whereby said gas pipeline company or consumer may set off any claim against the Mortgagor by withholding payment for any Hydrocarbons actually delivered.

     2.8 Records, Statements and Reports. The Mortgagor will keep proper books of record and account in which complete and correct entries will be made of the Mortgagor's transactions in accordance with generally accepted accounting principles and will furnish or cause to be furnished to the Agent such information concerning the business, affairs and financial condition of the Mortgagor as the Agent may from time to time reasonably request. Without limiting the generality of the foregoing, the Mortgagor shall furnish to the Agent, upon its request, but not more than every six (6) months, (a) reports prepared by an independent petroleum engineer acceptable to the Agent concerning (1) the quantity of Hydrocarbons recoverable from the Mortgaged Property, (2) the projected income and expense attributable to the Mortgaged Property, and (3) the expediency of any change in methods of treatment or operation of all or any wells productive of Hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to the Mortgaged Property, the decision as to which may increase or reduce the quantity of Hydrocarbons ultimately recoverable or the rate of production thereof, and
(b) reports for the prior period showing the gross proceeds from the sale of Hydrocarbons produced from the lands described in Exhibit A (including any thereof taken by the Mortgagor for the Mortgagor's own use), the quantity of such Hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of such proceeds, the number of wells operated, drilled or abandoned, and such other information as the Agent may reasonably request (upon request of the Agent, such reports referred to in clauses (a) and (b) above shall set forth such information on a lease or unit basis, and after the occurrence of an Event of Default, and upon the Agent's request, Mortgagor shall deliver the reports described in clause (b) on a monthly basis).

     2.9 Right of Entry.

          (a) Upon at least twenty-four (24) hours notice to the Mortgagor, the Mortgagor will permit the Agent, or its agents, at the cost and expense of the Mortgagor, to enter upon the Mortgaged Property and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices (to the fullest extent that Mortgagor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Mortgaged Property), including the principal place of business, of the Mortgagor to inspect and examine the Mortgaged Property and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of the Mortgagor.

          (b) Without limiting the generality of the foregoing, the Agent shall have the right (to the fullest extent that Mortgagor may do so under the terms of the applicable Joint Operating Agreements and other applicable agreements affecting the Mortgaged Property), on twenty-four (24) hours prior notice to the Mortgagor, to cause such persons and entities as the Agent may designate to enter the Mortgaged Property to conduct (at the cost and expense of the Mortgagor), or to cause the Mortgagor to conduct (at the cost and expense of the Mortgagor), such tests and investigations as the Agent deems necessary to determine whether any hazardous materials or solid waste is being generated, transported, stored, or disposed of in accordance with applicable Environmental

     Laws. Such tests and investigations may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Mortgaged Property. This Section 2.9 shall not be construed to affect or limit the obligations of the Mortgagor pursuant to Section 2.4 hereof.

          (c) The Agent shall have no duty to visit or observe the Mortgaged Property, or to conduct tests, and no site visit, observation or testing by the Agent (or its agents and independent contractors) shall impose any liability on the Agent or any other Lender Party, nor shall the Mortgagor or any other obligor be entitled to rely on any visit, observation or testing by the Agent in any respect. The Agent may, in its discretion, disclose to the Mortgagor or any other Person, including any Governmental Authority, any report or finding made as a result of, or in connection with, any site visit, observation or testing by the Agent. the Mortgagor agrees that the Agent makes no warranty or representation to the Mortgagor or any other obligor regarding the truth, accuracy or completeness of any such report or findings that may be so disclosed. The Mortgagor also acknowledges that, depending upon the results of any site visit, observation or testing by the Agent and disclosed to the Mortgagor, the Mortgagor may have a legal obligation to notify one or more Governmental Authorities of such results, that such reporting requirements are site-specific, and are to be evaluated by the Mortgagor without advice or assistance from the Agent.

     2.10 Taxes. Subject to the Mortgagor's right to contest the same, the Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this instrument or upon the Mortgaged Property, or upon the interest of the Agent therein, or upon the income and profits thereof.

     2.11 No Governmental Approvals.  The Mortgagor represents and warrants that
(a) no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument or of the Notes, or to authorize the observance or performance by the Mortgagor of the covenants herein or in the Notes contained, or that such approvals as are required have been obtained or will be obtained promptly and (b) the Mortgagor has obtained all Permits which are necessary for the operation of the Mortgaged Property.

     2.12 Environmental Laws. The Mortgagor represents and warrants, to the best of its knowledge after due inquiry, and except as set forth in each Item 7.12 of the Disclosure Schedule (including Part B thereof) attached to each of the Credit Agreements, that: the Mortgaged Property is in compliance with all applicable Environmental Laws; there are no conditions existing currently which would be likely to subject the Mortgagor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Mortgagor; the Mortgagor is not a party to any litigation or administrative proceedings, nor so far as is known by the Mortgagor is any litigation or administrative proceeding threatened against it, which asserts or alleges that the Mortgagor has violated or is violating Environmental Laws or that the Mortgagor is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials; neither the Mortgaged Property nor the Mortgagor is subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and neither has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws. The Mortgagor has also obtained all permits, licenses or approvals required under applicable Environmental Laws which are necessary for its current exploration, use, and development activities at the Mortgaged Property; and to the Mortgagor's knowledge after reasonable investigation all use, generation, manufacturing, release, discharge, storage, deposit, treatment, recycling or disposal of any materials on, under or at the Mortgaged Property or transported to or from the Mortgaged Property (or tanks or other facilities thereon containing such materials) are being and will be conducted in accordance with applicable Environmental Laws including without limitation those requiring cleanup, removal or any other remedial action.

     2.13 Corporate Mortgagor. The Mortgagor will continue to be duly qualified to transact business in each state where the conduct of its business requires it to be qualified, and will not, without the prior written consent of the Agent, consolidate or merge with any other partnership, company, corporation or other Person.

     2.14 Taxpayer I.D. Number. The taxpayer identification number of the Mortgagor is 77-0212977. The taxpayer identification number of the Agent is 13-494-1099.

                                  ARTICLE III

                            Assignment of Production
                            ------------------------

     3.1 Assignment.

          (a) The Mortgagor hereby transfers, assigns, warrants and conveys to the Agent, effective as of May 1, 2002, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property, and all proceeds therefrom. Subject to the terms of
     Section 3.1(b), all parties producing, purchasing or receiving any such Hydrocarbons, or having such, or proceeds therefrom, in their possession for which they or others are accountable to the Agent by virtue of the provisions of this Article III, are authorized and directed to treat and regard the Agent as the assignee and transferee of the Mortgagor and entitled in the Mortgagor's place and stead to receive such Hydrocarbons and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding the Agent and shall be under no obligation to see to the application by the Agent of any such proceeds or payments received by it; provided, however, that, until the Agent shall have instructed such parties that an Event of Default has occurred and to deliver such Hydrocarbons and all proceeds therefrom directly to the Agent, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom directly to the Mortgagor. So long as no Event of Default shall have occurred, the Agent agrees that Mortgagor shall be entitled to receive directly from such parties, and keep and retain, all such proceeds from the sale of such Hydrocarbons.

          (b) Upon the occurrence of an Event of Default (it being understood that the determination of the occurrence of an Event of Default by the Agent shall be conclusive and binding as to all such parties for all purposes hereof and that, at the time the Agent gives the initial instruction and notice under this Article III, such Event of Default shall be then continuing) said Hydrocarbons and products are to be delivered into pipelines connected with the oil and gas leases, or to the purchaser thereof, free and clear of all Taxes, and the proceeds from the sale of such Hydrocarbons paid in accordance with Section 3.5 of this instrument. The Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be required or desired by the Agent or any party in order to have said revenues and proceeds so paid to the Agent, as and when provided in this Article III. With respect to any funds received by the Agent after notice of an Event of Default shall have been given under this Article III, the Agent is fully authorized to receive and give receipt for any such revenues and proceeds that are received by the Agent; to endorse and cash any and all checks and drafts payable to the order of the Mortgagor or the Agent for the account of the Mortgagor received from or in connection with said revenues or proceeds and apply the proceeds thereof in accordance with
     Section 3.2 hereof, and to execute transfer and division orders in the name of the Mortgagor, or otherwise, with warranties binding the Mortgagor.

     3.2 Application of Proceeds. All payments received by the Agent pursuant to
Section 3.1 hereof shall be placed in a cash collateral account at the Agent and on the last business day of each calendar month applied as follows:

          First: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such proceeds, and to the payment of all items of the Indebtedness and the Obligations not evidenced by any Note.

          Second: To the payment of the interest on the Notes accrued to the date of such payment.

          Third: To the payment of the amounts of principal then due and owing on the Notes.

          Fourth: The balance, if any, shall either be applied on the then unmatured principal amounts of the Notes, such application to be on such of the Notes and installments thereof as the Agent may select, or, at the option of the Agent, released to the Mortgagor.

     3.3 No Liability of the Agent in Collecting. The Agent is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Agent under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.

     3.4 Assignment Not a Restriction on the Agent's Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Indebtedness regardless of whether the proceeds assigned by this Article are sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

     3.5 Status of Assignment. Notwithstanding the other provisions of this Article and in addition to the other rights hereunder, the Agent or any receiver or keeper appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Hydrocarbons herein assigned and the proceeds therefrom after the occurrence and during the continuance of any Event of Default and, in any event, after any Note or other item of Indebtedness has been declared due and payable in accordance with the provisions of Section 4.1 hereof and to apply all of said proceeds as provided in Section 3.2 hereof. Upon any sale of the Mortgaged Property or any part thereof pursuant to Article V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

     3.6 Indemnification Obligations. The following provisions shall apply to, and be deemed in each case to modify, each of the provisions of this instrument (except those set forth in Sections 2.12 and 6.11 hereof) and the other Security Documents (except to the extent otherwise expressly provided therein) wherein the Mortgagor is obligated to indemnify each of the Indemnified Persons:

          (a) Mortgagor agrees to indemnify the Agent against all legal and administrative proceedings for which a claim for indemnification may be made by the Indemnified Person (herein, collectively, called "Indemnification Claims") made against or incurred by them or any of them as a consequence of the assertion, either before or after the payment in full of the Indebtedness, that they or any of them received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons and the Agent shall have the right to defend against any such Indemnification Claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such Indemnification Claims. The Mortgagor will indemnify and pay to the Agent any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Agent. The obligations of the Mortgagor as hereinabove set forth in this Section 3.6 shall survive the release termination, foreclosure or assignment of this instrument or any sale hereunder.

          (b) The Mortgagor shall pay when due any judgments with respect to an Indemnification Claim against any of the Indemnified Persons and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period. In the event that such payment is not made, any of the Indemnified Persons at its sole discretion may pay any such judgments, in whole or in part, and look to the Mortgagor for reimbursement pursuant to this instrument, or may proceed to file suit against the Mortgagor to compel such payment.

          (c) Any amount which the Mortgagor is obligated to pay to or for the benefit of an Indemnified Person with respect to an Indemnification Claim, but which is not paid when due, shall bear interest at the default or post maturity rate of interest provided for in the Note from the date such amount is due until such amount is paid.

                                   ARTICLE IV

                                Events of Default
                                -----------------

     4.1 Events of Default Hereunder. In case any one or more of the following "events of default" shall occur and shall not have been remedied:

          (a) default in the payment of principal of or interest on any Note, or in the payment of any other Indebtedness or in the performance and discharge of the Obligations secured hereby, when due;

          (b) the occurrence of an event of default (other than any relating to non-payment of principal of or interest on any Note) under the terms and provisions of either Credit Agreement and the continuance of such event of default for the applicable period of grace, if any;

          (c) any warranty or representation made by Mortgagor herein shall prove to be untrue in any material respect as of the date made or deemed made; or

          (d) failure by Mortgagor, within the applicable period of grace, if any, to cure a default in the due performance or observance of any covenant or agreement contained in this instrument and not constituting a default in the payment of principal of or interest upon any Note or in the payment of any other Indebtedness;

then and in any such event the Agent, at its option, may declare the entire unpaid principal of and the interest accrued on the Notes and all other Indebtedness secured hereby to be forthwith due and payable, without any notice or demand of any kind, both of which are hereby expressly waived.

                                   ARTICLE V

                           Enforcement of the Security
                           ---------------------------

     5.1 Rights of the Agent with Respect to Personal Property Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, the Agent will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property, and for this purpose the Agent may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Agent may require the Mortgagor to assemble such personal property and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this instrument at least five
(5) days before the time of the sale or disposition. Further, Agent shall have the right to utilize executory process, as more fully set forth in Section 5.4 hereof and the right to appointment of a keeper, as set forth in Section 5.3 hereof.

     5.2 Rights of the Agent with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence of an event of default and if such event shall be continuing, the Agent may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

     5.3 Judicial Proceedings. Upon the occurrence of an event of default and if such event shall be continuing, the Agent may proceed by a suit or suits for a foreclosure hereunder for cash or upon credit in one or more parcels or portions under executory or ordinary process, at the Agent's sole option, without appraisement, appraisement being expressly waived, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a keeper or receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.

     5.4 Other Remedies. The Mortgagor hereby acknowledges the Indebtedness secured hereby, whether now existing or to arise hereafter, and, for the purpose of foreclosure under Louisiana's executory process procedures, confesses judgment thereon in the full amount of the Indebtedness in favor of the Agent and any future holder or holders of the Indebtedness if such obligations are not paid at maturity. The Mortgagor in accordance with the terms hereof and the Credit Agreements does by these presents consent, agree and stipulate that, upon the occurrence of an event of default hereunder or under either Credit Agreement, the Agent or any future holder or holders of any of the Indebtedness, at its (or their) option, without making demand and without notice or putting in default, the same being hereby expressly waived, cause all and singular the property of the Mortgagor herein mortgaged to be seized and sold by executory process issued by any competent court, or to proceed with the enforcement of this instrument and pledge of production in any manner prescribed by law, the Mortgagor hereby waiving notice of demand or delay stipulated in Article 2639 of the Code of Civil Procedure of Louisiana and the benefit of any laws, or parts of laws, relating to the appraisement of the property seized and sold under executory process or other legal process, and consenting that the Mortgaged Property situated in the State of Louisiana be sold without appraisement to the highest bidder for cash.

     5.5 Certain Aspects of a Sale. The Agent shall have the right to become the purchaser at any sale held by any court, receiver or public officer, and the Agent shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Notes, after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein.

     5.6 Receipt to Purchaser. Upon any sale, the receipt of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

     5.7 Effect of Sale. Any sale or sales of the Mortgaged Property shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor's successors or assigns. Nevertheless, the Mortgagor, if requested by the Agent so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

     5.8 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied as follows:

          First: To the payment and satisfaction of all costs and expenses incurred by the Agent in such proceedings including, without limiting the generality of the foregoing, a commission of five percent (5%) to the keeper and costs and expenses of any entry, or taking of possession, of any sale, or advertisement thereof, and of conveyances, and as well, court costs, compensation of agents and employees and legal fees.

          Second: To the payment of the interest on the Notes accrued to the date of such payment.

          Third: To the payment of the amounts of principal of the Notes and of the other items of Indebtedness due and owing at the time of such payment.

          Fourth: Any surplus thereafter remaining shall be paid to the Mortgagor or the Mortgagor's successors or assigns, as their interests shall appear.

     5.9 The Mortgagor's Waiver of Appraisement, Marshalling and Other Rights. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, further waives, to the full extent that the Mortgagor may lawfully do so, any requirement for posting a receiver's bond or replevin bond or other similar type of bond if the Agent commence an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which the Mortgagor or the Mortgagor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph. If the Mortgagor is an individual, the Mortgagor waives and releases all rights of dower, courtesy and homestead in the Mortgaged Property insofar as such rights may in any way affect the purposes of this instrument.

     5.10 Costs and Expenses. All costs and expenses (including attorneys' fees) incurred by the Agent in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the highest rate of interest from time to time accruing on the Loan Note plus three percent (3%) until paid, all of which shall constitute a portion of the Indebtedness.

     5.11 Operation of the Mortgaged Property by the Agent. Upon the occurrence of an event of default and in addition to all other rights herein conferred on the Agent, the Agent (or any person, firm or corporation designated by the Agent) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead. The Agent, or any person, firm or corporation designated by the Agent, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Agent or any person, firm or corporation designated by the Agent, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Indebtedness paid, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor. Further, in the event that any of the Mortgaged Property is seized as an incident to an action for the recognition or the enforcement of this instrument, whether by executory process, ordinary process, writ of fieri facias, sequestration, or otherwise, the court issuing the order under which the seizure is to be effected shall, if such order is petitioned for by the holder or holders of the Notes or other Indebtedness, direct the sheriff or other officer making the seizure to appoint as keeper of the Mortgaged Property, in accordance with Louisiana Revised Statutes 9:5131 through 5135 and/or 9:5136 through 5140.2, as the same may be amended, such person as may be named by the Agent at the time the seizure is effected.

                                   ARTICLE VI

                            Miscellaneous Provisions
                            ------------------------

     6.1 Pooling and Unitization. The Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of any of the lands described in Exhibit A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of the Mortgagor, it is necessary or advisable to do so in order to form a drilling and/or production unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any Applicable Law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that any unit so formed for the production of oil shall not substantially exceed 160 acres, and any unit so formed for the production of gas shall not substantially exceed 640 acres, unless a larger area is required to conform to an Applicable Law or governmental order or regulation relating to the spacing of wells or to obtain the maximum allowable production under any Applicable Law or governmental order or regulation relating to the proration of production therefrom; and further provided that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. Immediately after formation of any such unit, the Mortgagor shall furnish to the Agent a true copy of the pooling agreement, declaration of pooling or other instrument creating such unit, in such number of counterparts as the Agent may reasonably request. The interest in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of the Mortgagor therein were specifically described in Exhibit A. The Mortgagor may enter into pooling or unitization agreements not hereinabove authorized only with the prior written consent of the Agent, which consent will not be unreasonably withheld.

     6.2 Actions or Advances by the Agent. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor's expense. If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Agent, or any keeper or receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in the Mortgagor's behalf, and the Mortgagor hereby agrees to repay the expense of such action and such advances upon demand plus interest at an annual rate equal to the Alternate Base Rate (as defined in the Credit Agreements) of interest from time to time accruing on the Loan Note plus the Applicable Margin (as defined in the Credit Agreements) plus two percent (2%) until paid or, in the event any promissory note evidences such indebtedness, upon the terms and conditions thereof. No such advance or action by the Agent or any keeper or receiver appointed hereunder shall be deemed to relieve the Mortgagor from any default hereunder.

     6.3 Defense of Claims.  The  Mortgagor  will notify the Agent,  in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Mortgaged Property, or any part thereof, and will take such action, employing attorneys as set forth in Section 2.4(j), as may be necessary or appropriate to preserve the Mortgagor's and the Agent's rights affected thereby and/or to hold harmless the Agent and the Lender Parties in respect of such proceedings; and should the Mortgagor fail or refuse to take any such action, the Agent may, upon giving prior written notice thereof to the Mortgagor, take such action in behalf and in the name of the Mortgagor and at the Mortgagor's expense. Moreover, the Agent may take such independent action in connection therewith as it may in its discretion deem proper, the Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at an annual rate equal to the Alternate Base Rate (as defined in the Credit Agreements) of interest from time to time accruing on the Loan Note plus the Applicable Margin (as defined in the Credit Agreements) plus two percent (2%) until paid, will, on demand, be reimbursed, as appropriate, to the Agent, or any keeper or receiver appointed hereunder. The obligations of the Mortgagor as hereinabove set forth in this Section 6.3 shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

     6.4 The Mortgaged Property to Revert. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Property shall revert to the Mortgagor and the entire estate, right, title and interest of the Agent shall thereupon cease; and the Agent in such case shall, upon the request of the Mortgagor and at the Mortgagor's cost and expense, deliver to the Mortgagor proper instruments acknowledging release and satisfaction of this instrument.

     6.5 Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness and modifications of any kind of the Obligations may be given at any time and amendments may be made to agreements with third parties relating to any part of such Indebtedness or the Mortgaged Property and the Agent may take or may now hold other security from others for the Indebtedness, all without notice to or consent of the Mortgagor. The Agent may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon and prior perfected security interest in the Mortgaged Property not expressly released until the Notes and all other Indebtedness secured hereby are fully paid.

     6.6 Instrument an Assignment, etc. This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate (immovable property) mortgage, or security agreement, and from time to time as any one or more thereof.

     6.7 Limitation on Interest. No provision of this instrument or of the Notes, the Credit Agreements or any other Loan Document shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate or which is otherwise contrary to Applicable Law. If any excess of interest in such respect is herein or in the Notes, the Credit Agreements or any other Loan Document provided for, or shall be adjudicated to be so provided for herein or in the Notes, the Credit Agreements or any other Loan Document, the Mortgagor shall not be obligated to pay such excess.

     6.8 Unenforceable or Inapplicable Provisions. If any provision hereof or of the Notes is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Notes shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Agent in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the

Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

     6.9 Rights Cumulative. Each and every right, power and remedy herein given to the Agent shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Agent, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Agent in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     6.10 Waiver by the Agent. Any and all covenants in this instrument may from time to time by instrument in writing signed by the Agent be waived to such extent and in such manner as the Agent may desire, but no such waiver shall ever affect or impair the Agent's rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

     6.11 Environmental Indemnification. The Mortgagor will indemnify and hold the Agent harmless from and against and reimburse the Agent with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, out-of-pocket or consequential, asserted against or by the Agent at any time and from time to time by reason of or arising out of any violation of any Environmental Laws applicable to the Mortgagor and/or the Mortgaged Property and any and all matters arising out of any act, omission, event or circumstance existing or occurring (including, without limitation, the presence on the Mortgaged Property or release from the Mortgaged Property of hazardous substances or solid waste disposed of or otherwise released), regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently modified, supplemented or amended (herein called "CERCLA"), and for purposes of RCRA (as defined below) compliance the terms "solid waste" and "disposed" shall have the meanings specified in the Federal Resource Conservation and Recovery Act of 1976, as subsequently modified, supplemented or amended (herein called "RCRA"); provided, in the event that either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent the laws of any jurisdiction where the Mortgaged Property is located on the date hereof or on any subsequent date establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of the indemnified claims, demands, causes of action, losses, damages, liabilities, costs, expenses and fees which is permissible under applicable law. The obligations of the Mortgagor as hereinabove set forth in this Section 6.11 shall survive the release, termination, foreclosure or assignment of this instrument or any sale hereunder.

     6.12 No Partnership. Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among the Mortgagor and the Agent, or in any way as to make the Agent a co-principal with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

     6.13 Successors and Assigns. This instrument is binding upon the Mortgagor, the Mortgagor's successors and assigns, and shall inure to the benefit of the Agent, its successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

     6.14 Article and Section Headings. The article and section headings in this instrument are inserted for convenience of reference and shall not be considered a part of this instrument or used in its interpretation.

     6.15 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in parishes other than the parish in which such counterpart is to be recorded or filed may have been omitted.

     6.16 Special Filing as Financing Statement. This instrument shall likewise be a Security Agreement and a Financing Statement. This instrument shall be filed for record, among other places, in the real estate records and in the Uniform Commercial Code records of each parish in which any portion of the immovable property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such parishes shall be effective as a financing statement covering Fixtures located on oil and gas properties and as-extracted collateral, which as-extracted collateral are to be financed at the wellheads of the wells located on the lands described in Exhibit A. At the option of the Agent, a carbon, photographic or other reproduction of this instrument or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

     6.17 Notices. Any notice, request, demand or other instrument which may be required or permitted to be given or served upon the Mortgagor shall be sufficiently given when mailed by first-class mail, addressed to the Mortgagor at the address shown below the signatures at the end of this instrument or to such different address as the Mortgagor shall have designated by written notice received by the Agent.

     6.18 Waivers. The parties hereto expressly waive the production of mortgage, conveyance, tax research or other certificates and hereby release and hold the Notary Public whose name is hereunder signed harmless for and by reason of the nonproduction and nonannexation thereof to this instrument. The Mortgagor waives in favor of the Agent any and all homestead exemptions and other exemptions of seizure or otherwise to which Mortgagor is or may be entitled under the constitution and statutes of the State of Louisiana insofar as the Mortgaged Property is concerned. Mortgagor further waives: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above.

     6.19 Transfer of the Notes without Notarial Act. The parties hereto agree that the Notes may be transferred without the necessity for a notarial act of transfer thereof, and that any such transfer without notarial act shall carry with it into the hands of any future holder or holders of the Notes full and entire subrogation of title in and to the Notes to any and all rights and privileges under this instrument herein granted to the Agent, as holder of the Notes. This instrument is for the benefit of the Agent, the Lenders, the Lender Parties and for such other person or persons as may from time to time become or be the holders of any of the Indebtedness, and this instrument shall be transferable and negotiable, with the same force and effect and to the same extent as the Indebtedness may be transferable, it being understood that, upon the transfer or assignment by the Agent, the Lenders or any of the Lender Parties of any of the Indebtedness, the legal holder of such Indebtedness shall have all of the rights granted to the Agent under this instrument. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Indebtedness, this instrument shall secure with retroactive rank the then existing Indebtedness of the Mortgagor to the transferee and any and all Indebtedness to such transferee thereafter arising.

     6.20 Authentic Evidence. Any and all declarations of facts made by authentic act before a notary public in the presence of two witnesses by a person declaring that such facts lie within his knowledge, shall constitute authentic evidence of such facts for the purpose of executory process. The Mortgagor specifically agrees that such an affidavit by a representative of the Agent as to the existence, amount, terms and maturity of the Indebtedness and of a default thereunder shall constitute authentic evidence of such facts for the purpose of executory process.

     6.21  Reliance.   Notwithstanding   any  reference  herein  to  the  Credit
Agreements, the Notes or the Letters of Credit, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of Agent or any future holder of any portion of the Indebtedness as to the occurrence of any event such as the occurrence of any Event of Default.

     6.22 Governing Law. THIS INSTRUMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

     6.23 Acceptance. Pursuant to Louisiana Civil Code Article 3289, the Mortgagor acknowledges that this instrument need not be signed by the Agent, whose consent is presumed and is hereby acknowledged by the Mortgagor.

     6.24 No Liability. The Agent shall not be liable for any error of judgment or act done by the Agent in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for their negligence or bad faith. The Agent shall not be personally liable in case of entry by it, or anyone entering by virtue of the powers herein granted them, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. The Agent shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by it in good faith to be genuine. The Mortgagor will, from time to time, pay the compensation due to the Agent hereunder and reimburse the Agent for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties.

     6.25 Covenants Running with the Land. All Obligations contained in this instrument are intended by the parties to be, and shall be construed as, real rights and covenants running with the Mortgaged Property.

     6.26 The Agent as Agent for the Lender Parties. As described above, certain Affiliates of the Agent and the Lenders are or may become parties to certain Hedging Agreements with the Mortgagor and/or Affiliates of the Mortgagor. This instrument secures the obligations of the Mortgagor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties acknowledge for all purposes that the Agent acts for itself and as agent on behalf of such Affiliates of the Agent and such Lenders which are so entitled to share in the rights and benefits accruing to the Agent under this instrument in respect of the Mortgaged Property.

     6.27 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Indebtedness and this instrument shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed and the former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of the Agent and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations.

     6.28 Subordination by The Agent. From time to time at the Agent's option, by instrument executed by the Agent and recorded in the real property records where this instrument has been recorded, the Agent may subordinate the lien created by this instrument to any interest in the Mortgaged Property. Any such subordination shall be solely at the Agent's option, and in no event shall the Agent be obligated to subordinate the lien or security interest created by this instrument.

     THUS DONE AND PASSED IN MULTIPLE ORIGINALS on the _______ date of _____________, 2002 in the presence of the undersigned competent witnesses, who hereunto sign their names, together with Mortgagor and me, Notary, after due reading of the whole.



                                       CALPINE CORPORATION,
                                       a Delaware corporation

                                       By:______________________________________
                                       Title:___________________________________
                                       Printed Name:____________________________




The name and address of the Mortgagor and Debtor is:

Calpine Corporation
1000 Louisiana Street, Suite 800
Houston, TX  77002



WITNESSES TO SIGNATURE:


_______________________________________

_______________________________________



                                       _________________________________________
                                       NOTARY PUBLIC
                                       Residing at______________________________
                                       My Commission Expires____________________


                                                                   [LA Mortgage]

     THUS DONE AND PASSED IN MULTIPLE ORIGINALS on the ________date of _____________, 2002 in the presence of the undersigned competent witnesses, who hereunto sign their names, together with Agent and me, Notary, after due reading of the whole.



                                        THE BANK OF NOVA SCOTIA, as Agent

                                        By:_____________________________________
                                        Title: Director
                                        Printed Name: Kemp Leonard




The name and mailing address of the Secured Party and Agent is:

The Bank of Nova Scotia, as Agent
580 California Street
Suite 2100
San Francisco, CA  94119





WITNESSES TO SIGNATURE:


__________________________________
John Quick
__________________________________



                                       _________________________________________
                                       NOTARY PUBLIC
                                       Residing at______________________________
                                       My Commission Expires____________________


                                                                   [LA Mortgage]

This Instrument Was Prepared By:

Kevin L. Shaw, Esq.
Mayer, Brown, Rowe & Maw
700 Louisiana Street, 36th Floor
Houston, TX  77002

                       SCHEDULE I To Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                               dated May 1, 2002,
               from CALPINE CORPORATION to THE BANK OF NOVA SCOTIA



                          Prior Names of the Mortgagor
                          ----------------------------


Calpine Natural Gas Company L.P.
TGX Corporation
Sheridan Energy, Inc.
Sheridan California Energy, Inc.
Calpine Natural Gas California, Inc.
Calpine Natural Gas Company
Michael Petroleum Corporation

                       EXHIBIT A To Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                               dated May 1, 2002,
               from CALPINE CORPORATION to THE BANK OF NOVA SCOTIA

                               List of Properties
                               ------------------

     1. Depth limitations, unit designations, unit tract descriptions and descriptions (including percentages, decimals or fractions) of undivided leasehold interests, well names, "Operating Interests", "Working Interests" and "Net Revenue Interests" contained in this Exhibit A and the listing of any percentage, decimal or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest and encumbrance of this instrument.

     2. Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease. This instrument is not limited to the land described in Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in Exhibit A even if such interest relates to land not described in Exhibit A. Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A. To the extent that the land descriptions in this Exhibit A are incomplete, incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated herein by this reference.

     3. References in Exhibit A to instruments on file in the public records are made for all purposes. Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the parish or parishes in which the mortgaged property is located and in which records such documents are or in the past have been customarily recorded, whether Conveyance Records, Oil and Gas Records, Oil and Gas Lease Records or other records.

     4. A statement herein that a certain interest described herein is subject to the terms of certain described or referred to agreements, instruments or other matters shall not operate to subject such interest to any such agreement, instrument or other matter except to the extent that such agreement, instrument or matter is otherwise valid and presently subsisting nor shall such statement be deemed to constitute a recognition by the parties hereto that any such agreement, instrument or other matter is valid and presently subsisting.

                       EXHIBIT B To Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                               dated May 1, 2002,
               from CALPINE CORPORATION to THE BANK OF NOVA SCOTIA

                         Certified Copies of Resolutions
                         -------------------------------

                       EXHIBIT C To Mortgage, Assignment,
                   Security Agreement and Financing Statement,
                               dated May 1, 2002,
               from CALPINE CORPORATION to THE BANK OF NOVA SCOTIA

                             Permitted Encumbrances
                             ----------------------

     All initially-capitalized terms used in this Exhibit C, whether or not defined in this instrument, shall have the meanings given such terms in the Credit Agreements.

     (a) Liens securing payment of the Obligations granted pursuant to any Loan Document and Liens securing payment of the obligations granted pursuant to the loan documents relating to the Existing Credit Agreement;

     (b) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (a) of Section 8.2.2 of the Credit Agreements;

     (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2 of the Credit Agreements where recourse is limited as described in clause (b) of Section 8.2.2 of the Credit Agreements;

(d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (h) Liens granted to secure payment of Indebtedness of the type permitted and described in clauses (e) and (g) of Section 8.2.2 of the Credit Agreements where recourse is limited as described in clauses (e) or (g), as applicable, of
Section 8.2.2 of the Credit Agreements;

     (i) Zoning restrictions, easements, rights of way, title irregularities and other similar encumbrances which alone or in the aggregate do not materially detract from the value of the property subject thereto;

     (j) Liens on the property or assets of any Subsidiary of the Borrower in favor of the Borrower;

     (k) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

     (l) Landlord's Liens and similar Liens in respect of leased property;

     (m) Liens securing Attributable Debt with respect to outstanding leases entered into pursuant to Sale/Leaseback Transactions so long as, with respect to Sale/Leaseback Transactions closing after January 1, 2002, the amount thereof does not exceed 10% of the consolidated tangible assets of the Borrower and its Subsidiaries; and

     (n) Liens incurred in connection with the extension, renewal or refinancing of Indebtedness secured by Liens permitted and described in clauses (b), (c) and
(h) of Section 8.2.3 of the Credit Agreements; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); provided, further, that the limitations set forth in this clause (n) shall not apply to Liens which are otherwise permitted under Section 8.2.3 of the Credit Agreements, even if such Liens secure Indebtedness issued to repay or refinance existing Indebtedness permitted and described in clauses (b), (c) and (h) of Section 8.2.3 of the Credit Agreements.


                                       C-2